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                                                                    EXHIBIT 3.13

                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                                        CERTIFICATE OF AMENDMENT


The undersigned corporation, pursuant to Senate Bill No. 2395, Chapter 2395, Chapter 402, Laws of 1994, hereby executes the following Certificate of Amendment and sets forth:

1.     NAME OF THE LIMITED LIABILITY COMPANY

       Barden Mississippi Gaming LLC

2.     THE FUTURE EFFECTIVE DATE IS (COMPLETE IF APPLICABLE)

3.     THE AMENDMENT TO THE CERTIFICATE IS AS FOLLOWS

       See Exhibit "A" attached hereto and incorporated herein by reference.



By:  Signature                               (Please keep writing within blocks)


Printed Name      See attachment "B"         Title

Street and Mailing Address

Physical Address        633 North State Street (39202)

P.O. Box                427

City, State, ZIP5, ZIP4   Jackson                       MS            39205-0427


                           [Filed September 25, 2001]


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                                    OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                                        CERTIFICATE OF AMENDMENT



               -----------------------------
By:  Signature                               (Please keep writing within blocks)
               -----------------------------

Printed Name       See attachment "B"               Title ----------------------
               -----------------------------
Street and Mailing Address

Physical Address ---------------------------------------------------------------

P.O. Box -----------------------------------------------------------------------

City, State, ZIP5, ZIP4 --------------------- --------- ------------------------





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                                 ATTACHMENT "A"
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       OF
                         BARDEN MISSISSIPPI GAMING, LLC

7.     Restrictions.

       7.1 Transfer of Interest in the Limited Liability Company. Notwithstanding anything to the contrary expressed or implied in the Certificate of Formation of Barden Mississippi Gaming, LLC, after such time as the Company is licensed by the Mississippi Gaming Commission, the sale, assignment, transfer, pledge or other disposition of any interest in the Limited Liability Company is ineffective unless approved in advance by the Mississippi Gaming Commission (the "Commission"). If at any time the Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Limited Liability Company of that fact. The Limited Liability Company shall, within ten days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Limited Liability Company, it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Limited Liability Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Limited Liability Company; or (d) to receive any remuneration in any form from the Limited Liability Company, for services rendered or otherwise.

       7.2 Determination of Unsuitability. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Limited Liability Company to the Limited Liability Company, at which time the Limited Liability Company shall, within ten days, after the Limited Liability Company receives notice from the Commission, return to the member in cash, the amount of his capital account as reflected on the books of the Limited Liability Company, and the unsuitable member shall no longer have any direct or indirect interest in the Limited Liability Company.


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                                 ATTACHMENT "B"
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       OF
                         BARDEN MISSISSIPPI GAMING, INC.

Signature:        BARDEN MISSISSIPPI GAMING, LLC
                  By: Majestic Investor, LLC, its sole member
                  By: The Majestic Star Casino, LLC, its sole member
                  By: Barden Development, Inc., its sole member

                  By:     /s/ Don H. Barden
                     -----------------------------------------------------------
                        Don H. Barden, President